Exhibit 99.1

OT Pelthos Therapeuties Corporate Corporate Presentation Presentation Q 2 2 0 2 5 SO) NSD) NaN CONFIDENTIAL 1

Disclaimers Important Information for Investors This confidential presentation (“Presentation”) is for informational purposes only and is being provided to interested parties solely in their capacity as potential investors for the purpose of evaluating a potential private offering of securities (the “Purpose”) by Channel Therapeutics Corporation f/k/a Chromocell Therapeutics Corporation (collectively with its subsidiaries, “CHRO”), in connection with a potential business combination between CHRO and LNHC Inc. (collectively with its wholly owned subsidiary Pelthos Therapeutics Inc., “LNHC”) (the “Proposed Transaction”). By accepting this Presentation, you acknowledge and agree that all of the information contained herein is confidential, that you will use such information only for the Purpose and that you shall not use such information in any way that is detrimental to CHRO or LNHC. The information contained herein does not purport to be allinclusive and none of CHRO, LNHC, or any of their respective affiliates or respective control persons, officers, directors, employees or representatives makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any investment or other decision. This Presentation has been prepared by LNHC. While LNHC believes that the financial and other information contained herein is accurate, LNHC expressly disclaims any and all liability for the contents of, or omissions from, this Presentation and for any other written or oral communication transmitted or made available to a recipient. This Presentation includes certain statements and estimates provided by LNHC with respect to LNHC’s historical and anticipated performance as well as LNHC’s relative position within its market and industry. Such statements and estimates reflect various assumptions by LNHC (some of which may not be stated) that may or may not prove to be accurate. None of LNHC or its affiliates or employees, directors, officers, contractors, advisors, members, successors, representatives or agents makes any representations or warranties (express or implied) concerning the accuracy or completeness of this Presentation, nor shall have they have any liability for any representations or warranties (expressed or implied) contained in, or for any omissions from or errors in, this Presentation or any other written or oral communications transmitted to the recipient in the course of its evaluation of LNHC and/or the Proposed Transaction. Only those particular representations and warranties that may be made in a definitive agreement when, as and if one is executed, and subject to such limitations and restrictions as may be specified in such definitive agreement, shall have any legal effect. The projections and estimates of LNHC’s financial and operating performance throughout this Presentation have been provided to assist parties who may be interested in the Proposed Transaction but are not to be viewed as facts and should not be relied upon as a representation of future results. The assumptions underlying the estimates and projections contained herein are subject to significant economic and competitive uncertainties and contingencies beyond LNHC’s control. Also, judgments based upon past performance may not be necessarily indicative of future performance or industry trends. Consequently, no assurances are made or implied as to the reliability of such projections or estimates and the inclusion of the projections and estimates herein should not be regarded as a representation that the projected results will be achieved. No independent accounting firm has examined or reviewed the financial estimates or projections contained herein, and accordingly, no conclusion or any form of assurance with respect thereto is provided. Certain information contained in this Presentation relates to or is based on studies, publications, surveys and CHRO’s own internal estimates and research. In this Presentation, LNHC relies on, and refers to, publicly available information and statistics regarding market participants in the sector in which LNHC competes and other industry data. Any comparison of LNHC to any other entity assumes the reliability of the information available to LNHC. LNHC obtained this information and statistics from third-party sources, including reports by market research firms and company filings. In addition, all of the market data included in this Presentation involve a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while LNHC believes its internal research is reliable, such research has not been verified by any independent source and LNHC has not independently verified the information. This Presentation and the information contained herein shall be subject to the terms of the Confidentiality and Non-Disclosure Agreement previously executed by the recipient. The recipient agrees not to use or disclose to any person or entity any information contained in this Presentation, the fact that it obtained confidential information concerning LNHC, the fact that discussions or negotiations are taking place, or have taken place, concerning the Proposed Transaction involving LNHC, or any of the other terms, conditions or other facts with respect to the Proposed Transaction. In furnishing this Presentation, neither CHRO nor LNHC undertakes an obligation to provide the recipient with access to any additional information or to update or correct any information provided. This Presentation shall not be deemed an indication of the state of affairs of LNHC nor shall it constitute an indication that there has been no change in the business or affairs of LNHC since the date hereof. LNHC and CHRO expressly reserve the right, without giving reason, at any time and in any respect, to terminate discussions with any or all parties, to reject any or all proposals and to negotiate with any party with respect to the Proposed Transaction. No person is authorized to give any information not contained in this Presentation. No other information has been authorized by LNHC to be provided other than the information contained herein. Any information not contained herein must not be relied upon as having been authorized by LNHC. Except as otherwise indicated, this Presentation reflects information made available as of the date on the cover page of this summary. Neither the delivery of this Presentation nor any transaction made hereunder shall, under any circumstances, create the implication that there has been no change in the affairs of LNHC since the respective dates at which the information is given herein or the date hereof. The information contained in this Presentation should not be assumed to have been updated at any time subsequent to the date shown on the first page of this Presentation and the delivery of this Presentation does not constitute a representation by any person that such information will be updated at any time after the date of this Presentation. CONFIDENTIAL 2

Disclaimers (cont.) Private Placement This Presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities of CHRO or LNHC, nor does it constitute an offer to sell or a solicitation of an offer to buy any securities from any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Furthermore, nothing contained in this Presentation shall be deemed to be a recommendation to buy or sell securities of CHRO or LNHC, nor shall it be relied upon to make personal investment decisions. Recipients of this Presentation should not construe the contents hereof to constitute legal, tax, regulatory, financial, accounting or other advice. Any recipient of this Presentation should seek advice from its own independent tax advisor, legal counsel and/or other advisor with respect to such matters. ANY SECURITIES TO BE OFFERED IN ANY TRANSACTION CONTEMPLATED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAW. ANY SECURITIES TO BE OFFERED IN ANY TRANSACTION CONTEMPLATED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER UNITED STATES OR FOREIGN REGULATORY AUTHORITY, AND WILL BE OFFERED AND SOLD SOLELY IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS PROVIDED BY THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (INCLUDING REGULATION D OR REGULATION S UNDER THE SECURITIES ACT). THIS DOCUMENT DOES NOT CONSTITUTE, OR FORM A PART OF, AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY IN ANY STATE OR OTHER JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. Forward Looking Statements Certain statements in this Presentation may constitute “forward-looking statements”. Forward-looking statements include, but are not limited to, statements regarding LNHC’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: the commercial launch of ZELSUVMI and the expected timing thereof; the market opportunity for ZELSUVMI; the combined company’s expected cash and cash runway; the Proposed Transaction including any with respect to the combined company and any anticipated benefits from the Proposed Transaction; LNHC’s strategic plans for its commercialization of ZELSUVMI; the unknown degree and competing factors of market acceptance for ZELSUVMI; the competition it will face; LNHC’s global supply chain and ability to maintain safety stock; LNHC’s ability to protect its intellectual property and the strength of LNHC’s intellectual property portfolio; possible acquisitions of complimentary FDA-approved products; LNHC’s NITRICIL platform; LNHC’s plans for clinical studies preclinical studies, as well as clinical trials, including timing of regulatory filings and data readouts and other developments or results in connection therewith; and plans to obtain term loan and receivables facilities. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “ could,” “estimate,” “ expect,” “ intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “ should,” “ strive,” “would,” “aim,” “target,” “commit,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are based on current expectations and assumptions that, while considered reasonable, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Risks and uncertainties that may cause actual results to differ materially from current expectations include, but are not limited to: uncertainties related to commercialization or market acceptance of FDA-approved products; uncertainties inherent in preclinical studies and clinical trials; risks and uncertainties regarding whether results from preclinical studies and clinical trials will be predictive of the results of future trials; risks related to the expected timing of submissions to regulatory authorities and timing for review by such regulatory authorities; risks and uncertainties related to collaborations with third parties; competition; the risk that LNHC may not be able to execute on its business plans and strategies; risk and uncertainties related to the Proposed Transaction, including the risk that the Proposed Transaction may not be consummated on the anticipated terms or at all: the risk that the parties’ expectations with respect to the benefits of the Proposed Transaction and the combined company may not be realized; the company’s ability to obtain a new loan facility at or prior to closing; and risks related to market volatility and global economic conditions. Nothing in this Presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this Presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. None of CHRO or LNHC undertakes or accepts any duty to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or in the events, conditions or circumstances on which any such statement is based. This Presentation does not purport to summarize all of the conditions, risks and other attributes of an investment in CHRO, LNHC or the combined company or otherwise with respect to the Proposed Transaction. Trademarks This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but CHRO and LNHC will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Confidentiality Notice This Presentation is intended exclusively for the individual or entity to which it is addressed. This Presentation and the accompanying communication may contain information that is proprietary, privileged, confidential or otherwise legally exempt from disclosure. If you are not an intended recipient, you are not authorized to read, print, retain, copy or disseminate this Presentation or any part of it. If you have received this Presentation in error, please notify the sender immediately and delete all copies of this Presentation. Parties who do not wish to pursue this matter, or upon the request of CHRO or LNHC shall promptly return all material received from CHRO and/or LNHC including this Presentation and other material received in the course of investigation. NONE OF CHRO, LNHC, OR ANY OF THEIR CUSTOMERS, VENDORS, OR PARTNERS SHOULD BE CONTACTED DIRECTLY UNDER ANY CIRCUMSTANCE. CONFIDENTIAL 3

Risk Factors Both CHRO and LNHC are subject to various risks associated with their businesses and their industries. In addition, the Proposed Transaction, including the possibility that the Proposed Transaction may not be completed, poses a number of risks to each company and its respective securityholders. All references to “we,” “us” or “our” refer to the businesses of CHRO and LNHC prior to the consummation the Proposed Transaction. The risks described below make up a non-exhaustive list of the key risks related to CHRO and LNHC’s businesses and the factors that could cause actual results to differ from the forward-looking statements described in this Presentation. This list has been prepared solely for potential private placement investors in connection with the Proposed Transaction and not for any other purpose. You should carefully consider these risks and uncertainties, as well as other risks set forth in the section entitled “Risk Factors” in CHRO’s most recent quarterly report on Form 10-Q, its most recent annual report on Form 10-K and its other SEC filings. You should also carry out your own due diligence and consult with your own financial and legal advisors concerning the risks and suitability of an investment in this private placement transaction before making an investment decision. The list below is qualified in its entirety by disclosures contained in future documents filed or furnished in respect of the Proposed Transaction with the SEC: • • • • • • • • • • • • • • • Our limited operating history make it difficult to evaluate our future prospects and the risks and challenges we may encounter. We have incurred significant losses since inception, we have not generated any revenue from product sales to date and may never do so. We depend heavily on the commercial success of ZELSUVMI, which was approved for marketing by the FDA but has not commercially launched yet. There is no assurance that our commercialization efforts will be successful or that we will be able to generate profit at the levels or within the timing we expect. Our discussions to acquire the complimentary FDA-approved product may not be consummated or we may not realize the expected benefits of such transaction. Even if the Proposed Transaction and the proposed private placement transaction are successful, we will require substantial additional capital to finance our operations in the future. If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to delay, reduce or eliminate our development and pre-clinical programs, current or future clinical trials or future commercialization efforts. Our expectations regarding our cash runway and ability to reach data inflection points are based on numerous assumptions that may prove to be untrue; we may be required to raise capital sooner than anticipated and our exposure to certain contingent liabilities and contractual obligations may be greater than anticipated. We operate in an intensely competitive market that includes companies with greater financial, technical and marketing resources than us. Failure to manage our growth effectively could cause our business to suffer and have a material adverse effect on our operating results and financial condition as well as our ability to execute our business strategy. as. As our costs increase, we may experience fluctuations in our operating results, which could make our future operating results difficult to predict or cause operating results to fall below analysts’ and investors’ expectations. Our clinical trials of our other product candidates may not be successful. We may be unable to advance such product candidates through clinical development for safety or efficacy or other reasons, or commercialize our product candidates, if approved, and we may experience significant delays in doing so. Our current or future product candidates may cause adverse or other undesirable side effects that could delay or prevent their regulatory approval, limit the commercial profile of an approved label or result in significant negative consequences following marketing approval, if any. If we are unable to obtain and maintain patent and other intellectual property protection for our technology and product candidates or if the scope of the intellectual property protection obtained is not sufficiently broad, or we are delayed in bringing product candidates to market such that those products have a shorter period of patent exclusivity than we expect, our competitors could develop and commercialize technology and product candidates similar or identical to ours, and our ability to successfully commercialize our technology and/or product candidates may be impaired. We may be subject to intellectual property rights claims by third parties, which are costly to defend, could require us to pay significant damages and may disrupt our business and operations. We are party to license agreements with third parties pursuant to which we obtained licenses for certain intellectual property rights utilized in the development of our product candidates; termination of these rights or the failure to comply with obligations under these agreements could materially harm our business and prevent us from developing or commercializing our product candidates. The conditions to complete the Proposed Transaction may not be satisfied, we may not realize the expected benefits of the Proposed Transaction, or we may uncover liabilities following the consummation of the Proposed Transaction that we had not anticipated. The shares acquired in the proposed private placement transaction will be subject to registration with the SEC, and upon registration, the share price may be volatile due to a variety of factors, such as changes in the competitive environment in which we operate, the regulatory framework of the industry in which we will operate, developments in our business and operations and changes in our capital structure. CONFIDENTIAL 4

Merger of Pelthos Therapeutics and Channel Therapeutics (1/2) Creates commercial stage therapeutics company focused on infectious skin diseases • Pelthos Therapeutics Inc./LNHC (“Pelthos”), wholly owned subsidiaries of Ligand Pharmaceuticals, intend to merge with Channel Therapeutics, Inc. (NYSE American: CHRO), (“Channel”) • The combined company will focus on commercializing Pelthos’ FDA approved product, ZelsuvmiTM (berdazimer) topical gel, 10.3%, a nitric oxide (NO) releasing agent for the topical treatment of Molluscum contagiosum in adults and pediatric patients 1 year of age or older Overview • The combined company will retain and evaluate Channel’s non-opioid pain therapeutic programs for the treatment of eye pain and surgical pain • Transactions contemplated by merger agreement are subject to approval by the boards of directors of both companies • Concurrent $50M private placement to be consummated immediately prior to close via shares issued by CHRO • Upon close, Channel is expected to be renamed “Pelthos Therapeutics, Inc.” Management and Board CONFIDENTIAL • Pelthos management team to lead company, with former Channel CEO Frank Knuettel assuming the role of Pelthos CFO • Combined company’s board of directors will include Pelthos CEO Scott Plesha, two of Pelthos’ current directors, Matt Pauls and Peter Greenleaf, two directors selected by Ligand, and two directors from Channel’s current board of directors 5

Merger of Pelthos Therapeutics and Channel Therapeutics (2/2) Creates commercial stage therapeutics company focused on infectious skin diseases • To fund the pre-launch and commercialization activities for ZelsuvmiTM, expected to launch in mid-2025, the lead PIPE investors provided $12.1 million in bridge loans and anticipate lending up to an additional $24 million in bridge loans prior to closing − Bridge loans will be repaid at closing and offset against the lead investors’ $50M investment commitments in the PIPE • The combined company is expected to have approximately $12M of cash at close assuming a Q3 2025 closing • Pelthos intends to execute on a $25M venture debt term loan and $7M receivables line prior to closing, which would increase cash at closing to $37M Transaction Summary • Assuming entry into the term loan and receivables line, the combined company’s existing capital resources are expected to fund the launch of ZelsuvmiTM in the US and achieve cash-flow breakeven from operations in 2027 • Pelthos is in advanced discussions on the acquisition of a second FDA-approved, highly complementary pediatric infectious disease product that can be acquired for an estimated $4.4M up front with $7.2M of contingent milestones and royalties 1 − The combined company’s board of directors will evaluate this acquisition opportunity − If completed, additional capital will be required to support the commercialization of the acquired product • The combined company’s estimated cash runway assumes no investment in product acquisitions or any other acquisition opportunities, or pre-clinical or clinical development activities, and no other financings • Pre-merger Channel stockholders are expected to own approximately 8% of the combined Company, pre-merger Pelthos stockholders are expected to own approximately 34% of the combined Company, and pre-merger private placement investors are expected to own approximately 58% of the combined Company 1) The parties have not entered into any definitive agreement for this potential acquisition and there can be no assurance that it will be consummated. CONFIDENTIAL 6

Introduction to Pelthos Therapeutics Scalable biopharmaceutical company with an FDA approved product with launch targeted in mid-2025 Company Overview • Pelthos is a biopharmaceutical company with a validated, novel, nitric oxide technology platform, primarily focused on commercializing innovative therapeutic products for skin diseases • Pelthos’ lead product, Zelsuvmi , is an FDA-approved, designated Novel Product for Molluscum contagiosum (“MC”), a highly-infectious dermatological infection, indicated for patients >1 year − Molluscum contagiosum has an estimated prevalence of up to 5% of the US population, approximately 17 million people1,2, with an annual incidence estimated to be 3-6 million people, predominantly children, people with compromised immune systems, and people sexually active with a partner infected with molluscum3,4 − First and only at-home treatment for molluscum that can be administered by patients, parents or other caregivers rather than by medical professionals over multiple visits to an office or other medical setting5 − Unique mechanism of action with robust patent protection of 10+ years from approval 6 − Zelsuvmi demonstrated statistically significant, consistent, and clinically meaningful efficacy at every point measured over the entire 12-week length of the largest Phase 3 clinical study ever done for molluscum contagiosum7 • Ligand Pharmaceuticals acquired the rights to Zelsuvmi and associated assets in September 2023 • Utilizes a proprietary nitric oxide technology platform to manufacture the Active Pharmaceutical Ingredient (“API”) at commercial scale in a sole source, ~15,000 sq ft purpose-built facility at the company’s headquarters in Research Triangle Park, NC Product Market Overview 3-6M Child Prevalence3,4 ~17M U.S. Patient Population Key Product Benefits Novel Method of Action Broad Utility Compelling Safety Profile Convenience & Flexibility Phase 3 Clinical Highlights In clinical trials Zelsuvmi patients achieved a mean and median reduction in lesion count of 58% and 82%, respectively, after 12 weeks 1) US Census Bureau. QuickFacts: United States. 2022. 2) Hebert AA, Bhatia N, Del Rosso JQ. Molluscum contagiosum: epidemiology, considerations, treatment options, and therapeutic gaps. J Clin Aesthet Dermatol. 2023 Aug;16(8 Suppl 1):S4-S11. 3) Olsen JR, Gallacher J, Piguet V, Francis NA. Epidemiology of molluscum contagiosum in children: a systematic review. Fam Pract. 2014 Apr;31(2):130-6. 4) US Census Bureau. United States population by age and sex. 2022. 5) Eichenfield LF, McFalda W, Brabec B, Siegfried E, Kwong P, McBride M, et al. Safety and efficacy of VP-102, a proprietary, drug-device combination product containing cantharidin, 0.7% (w/v), in children and adults with molluscum contagiosum: two phase 3 randomized clinical trials. JAMA Dermatol. 2020;156(12):1315-23. 6) Zelsuvmi FDA Orange Book Filings 7) Browning JC et al. Efficacy and Safety of Topical Nitric Oxide-Releasing Berdazimer Gel in Patients With Molluscum Contagiosum: A Phase 3 Randomized Clinical Trial. JAMA Dermatol. 2022 Aug 1;158(8):871-878. CONFIDENTIAL 7

# Nitricil™ is Pelthos' Clinically Proven Proprietary Nitric Oxide-Based Technology Platform

## Nitricil™

- ✓ **Stable storage**[1]
  - Druggable form of nitric oxide with shelf-life stability
- ✓ **Therapeutic quantities**[1]
  - High loading capacity
- ✓ **Tunability**[1]
  - pH-controlled hydrolysis that releases nitric oxide
- ✓ **Engineered macromolecule**[1]
  - Targets nitric oxide delivery to the skin
  - Minimizes systemic exposure

**Berdazimer Sodium**



New
Chemical
Entity (NCE)

## Nitric Oxide Overview

- **Science – Molecule of the Year (1992)**
- **Nobel Prize in medicine (1998) awarded for nitric oxide as a signaling molecule in the cardiovascular system**
- **>200,000 peer reviewed manuscripts**
- **Broad spectrum antimicrobial, anti-bacterial, and anti-viral**
- **Immunomodulatory agent**[2]
  - Decreases key biomarkers for inflammation
  - Inhibits T cell proliferation
  - Results in NO-derived regulatory T-cells

***Pelthos' patent-protected Nitricil™ technology overcomes the challenges associated with nitric oxide delivery to create macromolecular new chemical entities***[1]

CONFIDENTIAL

1) US Patent 8282967 (Example 16) and US Patent 8956658 (Example 16) 2) Man MQ, Wakefield JS, Mauro TM, Elias PM. Regulatory Role of Nitric Oxide in Cutaneous Inflammation. Inflammation. 2022 Jun;45(3):949-964. doi: 10.1007/s10753-021-01615-8. Epub 2022 Jan 30. PMID: 35094214; PMCID: PMC11249049.

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OT Pelthos Therapeutics TM Zelsuvmi Zelsuvmi™™ CONFIDENTIAL 9

Zelsuvmi™ (berdazimer) topical gel, 10.3%

# Molluscum Contagiosum

## A highly infectious viral condition primarily affecting children 1 year of age or older



**Molluscum Contagiosum**

is caused by a pox virus and is characterized by small, round, firm, umbilicated, often painless bumps. Even after healing, re-infection is possible if in contact with an infected person or object[4]. ~17 million people infected in the U.S.

**Point prevalence of 3-6 million children** (ages 0-16) in the U.S.

MC can take up to **five years to resolve** without treatment[2]

There are **four known types** of MC virus (MCV1, 2, 3, 4) with MCV1 being the most common[1]

Peak incidence between 1-10 years of age. Up to **73% of children go untreated**[3]

### Untreated Molluscum Contagiosum Has Severe Effects

**Infection, Persistence, and Spread**
- Auto-inoculation[2]
- Highly contagious to others
- ↑ risk of secondary bacterial infections[2]

**Pain & Skin Irritation**
- Potential worsening of atopic dermatitis
- Itching, redness
- Inflammation

**Visible and Psychological Impacts**
- Anxiety
- Social withdrawal

1) Hebert AA, Bhatia N, Del Rosso JQ. Molluscum Contagiosum: Epidemiology, Considerations, Treatment Options, and Therapeutic Gaps. J Clin Aesthet Dermatol. 2023 Aug;16(8 Suppl 2):S4-S11. PMID: 37636018; PMCID: PMC10453394. 2.)Ludmann P. American Academy of Dermatology. Molluscum contagiosum. 4 October 2023. 3) Basdag H, Rainer BM, Cohen BA. Molluscum contagiosum: to treat or not to treat? Experience with 170 children in an outpatient clinic setting in the northeastern United States. Pediatr Dermatol. 2015;32(3):353-357. doi:10.1111/pde.12504. 4) Schaffer JV, Berger EM. Molluscum Contagiosum. JAMA Dermatol. 2016;152(9):1072. doi:10.1001/jamadermatol.2016.2367. 5) CDC. Clinical Overview of Molluscum Contagiosum. Jan 2025

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Zelsuvmi Is the First and Only At-Home Treatment for MC That Offers a First-Line Efficacious and Safe Treatment Option Zelsuvmi Vision Zelsuvmi is the first and only at-home treatment that could revolutionize how MC is treated today for patients greater than 1 year old FDA-approved treatment for MC Safely reduces lesion count, minimizing pain or scarring Approved by the FDA in January 2024 with anticipated launch in mid-2025 Reduces lesion counts from an average of 20 to ≤1 in 43.5% of patients within 12 weeks, with no keloid or hypertrophic scarring1 First product to be administered from the convenience of home The first and only at-home, practical treatment option that can be applied by patients or caregivers, reducing the need for in-office visits 1) Browning JC et al. Efficacy and Safety of Topical Nitric Oxide-Releasing Berdazimer Gel in Patients With Molluscum Contagiosum: A Phase 3 Randomized Clinical Trial. JAMA Dermatol. 2022 Aug 1;158(8):871-878. CONFIDENTIAL 11

# Zelsuvmi™ Has the Potential to Shift MC Treatment Paradigm

## Current Options

- Other available topical treatment **requires in-office visits every 3 weeks**[2]
- **Painful, destructive** treatments[3]
- Necessitates travel to HCP offices, adding to the **time burden for MC patients and caregivers**[2]
- Remaining treatment options such as off-label drugs / natural remedies have **unproven** efficacy[4]

Zelsuvmi™ (berdazimer) topical gel, 10.3%

***Breakthrough Product, Breakthrough Results***

**58.1%**

**Mean MC Lesion reduction count**[(1)]

## Zelsuvmi™

- **Daily** application that can be **started Immediately**
- **Attractive safety profile** demonstrated in clinical trials with no / minimal scarring[5,6]
- **First FDA approved medication** for molluscum that can be applied at home by patients or caregivers[5]
- **Demonstrated, proven efficacy** across key primary and secondary endpoints in clinical trials[6]

1.)Least-squares mean count reduction. See Figure 9: Browning JC, Hebert A, Enloe C, Cartwright M, Maeda-Chubachi T. Berdazimer Gel 10.3% is a Clinically Meaningful Therapeutic Intervention for Molluscum Contagiosum. Abstract and poster presented at Fall Clinical 2024. Las Vegas, NV. October 24-27, 2024. 2.) Eichenfield LF, Kwong P, Gonzalez ME, et al. Safety and Efficacy of VP-102 (Cantharidin, 0.7% w/v) in Molluscum Contagiosum by Body Region: Post hoc Pooled Analyses from Two Phase III Randomized Trials. J Clin Aesthet Dermatol. 2021;14(10):42-47. 3.) Hebert AA, Bhatia N, Del Rosso JQ. Molluscum Contagiosum: Epidemiology, Considerations, Treatment Options, and Therapeutic Gaps. J Clin Aesthet Dermatol. 2023;16(8 Suppl 1):S4-S11. 4.) Ong SK, Hoft I, Siegfried E. Analysis of over-the-counter products marketed to treat molluscum contagiosum. Pediatr Dermatol. 2021;38(5):1400-1403. doi:10.1111/pde.14776. 5.) Zelsuvmi Package Insert. 6.) Sugarman JL, Hebert A, Browning JC, et al. Berdazimer gel for molluscum contagiosum: An integrated analysis of 3 randomized controlled trials. J Am Acad Dermatol. 2024;90(2):299-308. doi:10.1016/j.jaad.2023.09.066Ong

CONFIDENTIAL

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Zelsuvmi Is Easy to Apply and Can be Administered at Home Packaging Overview Application Overview Zelsuvmi (berdazimer) topical gel, 10.3% is supplied in a carton containing two tubes (NDC 83787-103-31) Gel containing berdazimer sodium Hydrogel that promotes nitric oxide release Tube A (14 g) with blue label containing berdazimer sodium in an opaque white to off-white gel (NDC 83787-113-14) An even, thin layer of mixed gel is then applied to each bump right away Tube B (17 g) with yellow label containing translucent to opaque white to off-white gel (NDC 83787-0000-17) Zelsuvmi 's simple, safe, and effective at-home administration is a novel therapeutic for the treatment of this infectious condition CONFIDENTIAL 13

Zelsuvmi™ (berdazimer) topical gel, 10.3%

# Zelsuvmi™ Efficacy Shown in Phase 3 Clinical Trials

## Population

**808 Males, 790 Females**

Immunocompetent children and adults aged ≥6 months with 3-70 raised MC lesions

**Mean age: 6.7 years (Range: 0.9 – 76.6 years)**

## Intervention

**1,598** participants randomized

Zelsuvmi™ (berdazimer) topical gel, 10.3%

**917 - Zelsuvmi™**
Topical, once-daily application of Zelsuvmi™ (berdazimer gel, 10.3%) to all active MC lesions for up to 12 weeks

Vehicle

**681 - Vehicle**
Topical, once-daily application of vehicle control gel to all active MC lesions for up to 12 weeks

## Key Study Highlights

Patients who applied Zelsuvmi™ for 12 weeks achieved a **mean and median reduction in lesion count of 58% and 82%**, respectively, compared to 36% and 43% for patients who applied a vehicle control gel

**Mean Lesion Count Reduction[(1)]** **Median Lesion Count Reduction[(1)]**



58.1%
35.7%
Zelsuvmi
Control
82.4%
42.6%
Zelsuvmi
Control

## B-SIMPLE4 Study Locations

**55 Clinics across the US**

## Safety

- Application site reactions were the most common adverse reaction associated with Zelsuvmi™
- Common application site reactions included mild pain and mild erythema (caused by increased blood flow)
- Minimal scarring incidences witnessed

## B-SIMPLE4 Primary Outcome

**32.4% of patients** treated with Zelsuvmi™ achieved complete clearance of MC lesions at week 12, compared to 19.7% of patients treated with vehicle control gel in the BSIMPLE-4 pivotal Phase 3 trial

1) p-value <0.0001, favoring Zelsuvmi™..
Source: Sugarman JL, Hebert A, Browning JC, Paller AS, Stripling S, Green LJ, Cartwright M, Enloe C, Wells N, Maeda-Chubachi T. Berdazimer gel for molluscum contagiosum: An integrated analysis of 3 randomized controlled trials. J Am Acad Dermatol. 2023 Oct 5:S0190-9622(23)02890-6. doi: 10.1016/j.jaad.2023.09.066.Epub ahead of print. PMID: 37804936.

CONFIDENTIAL
14

Phase 3 Trials Zelsuvmi showed statistically significant benefit vs. vehicle after 2 weeks of therapy and throughout the entire 12-week length of the Phase 3 studies Least Squares Mean Lesion Reduction(1) Baseline Week 2 Week 4 0.0% Week 8 Week 12 Baseline Week 2 Week 4 0.0% -1.1% -10.7% Median Lesion Reduction(2) Week 12 0.0% -9.5% -9.0% Week 8 -10.0% -28.6% -21.6% -27.8% -25.1% -42.6% -35.7% -59.4% -43.5% Zelsuvmi (n= 917) Vehicle (n= 681) Zelsuvmi (n= 917) Vehicle (n= 681) -58.1% -82.4% P<0.0001 at all time points, favoring ZelsuvmiTM 1) Figure 9: Browning JC, Hebert A, Enloe C, Cartwright M, Maeda-Chubachi T. Berdazimer Gel 10.3% is a Clinically Meaningful Therapeutic Intervention for Molluscum Contagiosum. Abstract and poster presented at Fall Clinical 2024. Las Vegas, NV. October 24-27, 2024. 2) Figure 10: Browning JC, Hebert A, Enloe C, Cartwright M, Maeda-Chubachi T. Berdazimer Gel 10.3% is a Clinically Meaningful Therapeutic Intervention for Molluscum Contagiosum. Abstract and poster presented at Fall Clinical 2024. Las Vegas, NV. October 24-27, 2024. CONFIDENTIAL 15

# B-SIMPLE4 Phase 3 Trial

## Complete clearance is hard to achieve due to the nature of molluscum and similar dermatological conditions

### Percentage of Subjects With Complete Clearance of Treatable Lesions

**Primary Efficacy Endpoint at Week 12    N= 891 Subjects**

"...an exit interview revealed **that 23 of 30** patients or caregivers in B-SIMPLE4 who did not achieve complete clearance **considered the lesion count reduction at week 12 to be meaningful**"(1)



11.60%
19.60%*
19.70%
32.40%**
Week 8
Week 12
Vehicle
SB206 Zelsuvmi™

* p-value <0.01    ** p-value <0.0001

(1) Browning JC, Cartwright M, Thorla I Jr, Martin SA, Olayinka-Amao O, Maeda-Chubachi T. A Patient-Centered Perspective of Molluscum Contagiosum as Reported by B-SIMPLE4 Clinical Trial Patients and Caregivers: Global Impression of Change and Exit Interview Substudy Results. Am J Clin Dermatol. 2023 Jan;24(1):119-133. doi: 10.1007/s40257-022-00733-9. Epub 2022 Oct 26. PMID: 36287306; PMCID: PMC9870829..

Source: Total enrollment of 891 (1:1 randomization). Two previously completed Phase 3 studies reported directionally similar results and both are included in the NDA submission as confirmatory studies. Data on File. Pelthos.. 2025.

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B-SIMPLE4 Phase 3 Trial (cont.) Zelsuvmi Zelsuvmi showed significant benefit over vehicle, including 43.5% of patients administered having zero or one remaining lesions after 12 weeks Secondary Endpoints 90% Clearance at Week 12 0 or 1 Remaining Lesions at Week 12 43.50%**** 43.00%**** 24.60% 23.90% Vehicle * p-value <0.05 ** p-value <0.01 SB206 Zelsuvmi *** p-value <0.001 **** p-value <0.0001 (1) Browning JC et al. Efficacy and Safety of Topical Nitric Oxide-Releasing Berdazimer Gel in Patients With Molluscum Contagiosum: A Phase 3 Randomized Clinical Trial. JAMA Dermatol. 2022 Aug 1;158(8):871-878. Source: Total enrollment of 891 (1:1 randomization). Two previously completed Phase 3 studies reported directionally similar results and both are included in the NDA submission as confirmatory studies CONFIDENTIAL 17

Activating Key Leverage Points Is Essential to Maximize the Commercial Potential of Zelsuvmi Key Leverage Points Addressable Patient Population Treated Patients Adherence Price and Revenue CONFIDENTIAL 01 Driving efficient disease awareness and patient presentation to physicians will be critical to drive diagnosis and build the market, given the large population of undiagnosed MC patients 02 Educating HCPs on the significant Zelsuvmi lesion reduction data will be critical to drive urgency to treat, converting untreated and complementing procedure-treated patients with Zelsuvmi 03 Investing in strategies to educate on therapy administration and the importance of persistence will be necessary to maximize adherence 04 Developing best-in-class patient access to reduce Zelsuvmi adoption barriers and accelerate uptake 18

Zelsuvmi is a Breakthrough Product “When this becomes available, it will be a gamechanger in treating molluscum.” -Dermatologist “There is nothing else like it for molluscum. It works differently than destruction.” -Dermatologist “Finally, I will be able to send the mom home with something instead of insisting they bring their child back for multiple procedures.” -Dermatologist / Pediatric Dermatologist “To me, 40-45% experiencing 90% clearance after 12 weeks… I’m talking about [dealing with molluscum for] 3 years, but 3 months? I would be highly impressed… 90% is really good enough for me. She’s got 12-ish spots now, and if that were 1-2, she would have more functionality and be able to use her whole hand… 90% would make it so much more manageable.” -Patient / Caregiver Feedback “Zelsuvmi is a breakthrough.” -Mark D. Kaufmann, MD, FAAD(1) *Molluscum contagiosum clinical experts, including KOLs and study investigators, are available for questions upon request Source: Pelthos discussions with key opinion leaders (KOLs) in the pediatric, dermatology, and infectious disease community* (1) Zelsuvmi FDA approval press release CONFIDENTIAL 19

OT Pelthos Therapeutics Channel Channel Therapeutics’ Therapeutics’ Pipeline Pipeline Programs Programs CONFIDENTIAL 20

Pelthos Therapeutics

# Sodium Channels (NaVs) and Pain

## Pain Perception

Sodium channels play a crucial role in pain transmission.

- Action potentials are the electrical waves that the body uses to send information through nerves.
  - These action potentials are created through fluxes of various ions, including sodium ions, across the nerve fiber wall.
  - NaV1.7 is thought to be responsible for a slow initial upward start of the action potential that leads to a rapid upward component that is thought to be mediated by NaV1.8.
  - In this respect, NaV1.7 and NaV1.8 may work together to allow a signal to progress through a nerve fiber.


$Na_V1.1$
$Na_V1.2$
$Na_V1.6$
CNS
$Na_V1.5$
Heart
$Na_V1.4$
Muscle
$Na_V1.7$
$Na_V1.8$
$Na_V1.9$
PNS

Dr. Stephen Waxman and his lab demonstrated that NaV1.7 sodium channels play significant roles in pain signaling across numerous acute and chronic pain indications.

CONFIDENTIAL

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# Why NaV1.7 is a Good Target for Pain Treatment

**Genetic validation suggests NaV1.7 suppression is an attractive pharmacological target for pain management**

Congenital Insensitivity to Pain

Spectrum of NaV1.7 Activity

Severe Pain

### Congenital Insensitivity to Pain

Lack of NaV1.7 (Rare condition initially described in a family from Pakistan)

### Severe Pain

Excessive NaV1.7 activity (e.g. Erythromelalgia)

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CC8464 (Neuropathic Pain) – Development Status Preclinical • Potent inhibitor of human NaV1.7; Subtype selective • Demonstrated in vivo efficacy in several rodent models of pain: Acute, chronic neuropathic, inflammatory, visceral and post-surgical • No CNS and muscle/motor dysfunction effects Chemistry, Manufacturing, and Controls (CMC) • Drug Substance: scaled up, cGMP API available • Drug Product: tablet (active, 3 strengths and placebo) available for Phase 2. Toxicology • Did not exhibit genotoxicity • Toxicology data supports up to 3-month dosing in human clinical trials Clinical • Four Phase 1 trials completed • Occurrence of rashes may be addressed with gradual dose-escalation protocols • Clinical data supports a Proof of Concept (“POC”) study CONFIDENTIAL 23

Depot Treatment Program Plan Strategy • Four novel depot and one novel injectable formulations of CC8464 have been created. The intent is to use these to allow for nerve blocks for post-operative pain for several days after surgery (e.g. shoulder surgery, knee surgery). • Animal efficacy and PK studies are ongoing. Potential model for POC Study • Demonstrate pain reduction in an experimental pain model utilizing interscalene nerve blocks combined with a painful stimuli to the arm • Alternative human pain models are still being considered CONFIDENTIAL 24

Eye Pain Eye pain is common with both acute and chronic etiologies that include: Corneal Induced Chronic Pain from Dry Eye/LASIK, Post Photorefractive keratectomy (PRK) surgery, second eye cataract surgery, acute corneal abrasion, Ectropion/ Entropion, Acute closed angle glaucoma, Uveitis, Iritis/Scleritis Existing therapies include topical NSAIDS (e.g. Bromfenac) and topical steroids coupled with systemic analgesics/opiates. Chronic use of local anesthetic drops is contraindicated and dangerous. Prevalence – Corneal Abrasion Example • Common • There are approximately 3.75 million cases of corneal abrasion or foreign bodies in the United States every year Incidence - Dry Eye Disease Example • Common • There are approximately 16 million cases of dry eye disease in the United States every year CONFIDENTIAL 25

Eye Pain Treatment Program Plan – CT2000 Strategy • Conduct ocular safety test in rabbits – completed. Showed that up to 20mg/mL eye drops were safe (GLP chronic tox and ocular irritation studies all clean) • Conduct ocular efficacy in acute and chronic animal models – completed. Showing fast onset and durable effect at single and multiple doses in a dry eye model (mouse) Potential model for POC Study • Demonstrate pain reduction with first study expected to target moderate to severe dry eye pain • Protocol and investigator brochure are prepared for the IRB review in Australia CONFIDENTIAL 26 Channel Therapeutics Study reports on file.

Key Highlights FDA Approved Product CONFIDENTIAL In January 2024, the FDA approved Zelsuvmi as the first and only at-home treatment aimed to revolutionize how MC is treated today for patients ≥ 1 year old Significant Unmet Need and Sizeable Market Opportunity Molluscum contagiosum is a highly contagious skin infection that currently affects 3-6M children in the US and up to 5% of the general population Zelsuvmi Differentiated Characteristics Zelsuvmi is a topical gel that uses proprietary nitric oxide release technology and is applied once daily at-home with minimal use restrictions; opportunity to replace and complement current approved treatment options that are painful and require in-person visits Strong, Impactful Clinical Results In the combined results from the three Phase 3 clinical trials, patients who applied Zelsuvmi weeks achieved a mean and median reduction in lesion count of 58% and 82%, respectively, compared to 36% and 43% for patients who applied a vehicle control gel for 12 Barriers to Entry Pelthos’ bespoke manufacturing processes require a dedicated line and manufacturing of API under extremely high pressures with stringent safety protocols and procedures; robust set of FDA Orange Book listed patents Biopharmaceutical Platform Poised for Growth Pelthos is strategically positioned to execute and integrate complex, synergistic acquisitions, serving as a platform for investors seeking a strong foothold in the specialty biopharmaceutical market Financial Opportunity Zelsuvmi has a planned US commercial launch in mid-2025; Channel Therapeutics’ pipeline also has several sodium channel targeting programs 27